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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT


                       PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934


                        DATE OF REPORT - DECEMBER 1, 1998
                        (Date of Earliest Event Reported)


                        INSpire Insurance Solutions, Inc.
             (Exact name of registrant as specified in its charter)


                          Commission File No. 000-23005


         Texas                                                   75-2595937
------------------------                                     -------------------
(State of Incorporation)                                      (I.R.S. Employer
                                                             Identification No.)


300 Burnett Street, Fort Worth, Texas                                 76102-2799
--------------------------------------------------------------------------------
(Address of principal                                                 (Zip Code)
   executive offices)


Registrant's telephone number, including area code:  (817) 332-7761

                           Page 1 of 6 pages.
                        Exhibit index appears on page 6.



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Item 2.  Acquisition or Disposition of Assets.

         As of December 1, 1998, INSpire Insurance Solutions, Inc., a Texas corporation (the "Company") consummated the transactions contemplated by the (i) Stock Purchase Agreement, dated October 29, 1998 (the "Stock Purchase Agreement") by and among the Company, Arrow Claims Management, Inc. a Delaware corporation ("ACM") and all the shareholders of ACM (John C. Gall, as Trustee for the Patrick J. Kilkenny Irrevocable Trust, dated September 30, 1992, Marianne Harmon, Myron Sima, and Gary Kadota) (collectively, the "Shareholders") and (ii) Asset Purchase Agreement, dated October 29, 1998 (the "Asset Purchase Agreement") by and between the Company and Arrowhead General Insurance Agency, Inc., a Minnesota corporation ("AGIA"). The Stock Purchase Agreement and Asset Purchase Agreement are attached hereto as Exhibit 2.1 and Exhibit 2.2, respectively, and are incorporated herein by reference.

         Pursuant to the Stock Purchase Agreement, the Company purchased all the outstanding shares of capital stock of ACM for an aggregate purchase price of $13.5 million. The Company used existing cash reserves to pay the $13.5 million purchase price under the Stock Purchase Agreement. This purchase price was determined by an arms-length negotiation among the parties to the Stock Purchase Agreement.

         Pursuant to the Asset Purchase Agreement, the Company purchased from AGIA certain assets relating to its policy administration services for property and casualty lines of insurance. The Company paid AGIA an aggregate purchase price of $6.5 million plus an option to purchase shares valued at $7.0 million on October 29, 1998, which shares are subject to vesting based upon obtaining certain performance criteria set forth in the Option Agreement, dated as of December 1, 1998, between the Company and AGIA and attached hereto as Exhibit
10.1. The


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Company intends to use the newly-acquired assets for policy administration services for various lines of insurance. The Company used existing cash reserves to pay the $6.5 million purchase price under the Asset Purchase Agreement. This purchase price was determined by an arms-length negotiation between the parties to the Asset Purchase Agreement.

         Prior to the consummation of the acquisitions described above, there was no material relationship between ACM, the Shareholders or AGIA and the Company or any of its affiliates, any director or officer of the Company, or any associate of any such director or officer. Upon consummation of the Stock Purchase Agreement and the Asset Purchase Agreement, the Certificate of Incorporation of ACM was amended to change the name of ACM to INSpire Claims Management, Inc. Effective December 1, 1998, INSpire Claims Management, Inc. entered into a Claims Administration Services Agreement with AGIA and the Company entered into a Policy Administration Services Agreement with AGIA.

         Any statements which are forward-looking in nature are based on certain assumptions and those assumptions may ultimately prove to be inaccurate. Such statements reflect the current views of the Company with respect to future events and are subject to risks, uncertainties and assumptions relating to the operations, results of operations, growth strategy and liquidity of the Company.


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Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits.

         (a)      Financial Statements of Business Acquired.

                  The required financial statements will be filed by an amendment not later than 60 days after the date that the initial report on Form 8-K must be filed.

         (b)      Pro Forma Financial Information.

                  The required pro forma financial information will be filed by an amendment not later than 60 days after the date that the initial report on Form 8-K must be filed.

         (c)      Exhibits.

                  *2.1 Stock Purchase Agreement, dated as of October 29, 1998, by and among the Company, ACM and the Shareholders signatory thereto. A list identifying the contents of the Schedules to the Stock Purchase Agreement is attached.

                  *2.2 Asset Purchase Agreement, dated as of October 29, 1998, by and between the Company and AGIA. A list identifying the contents of the Schedules to the Asset Purchase Agreement is attached.

                  *10.1 Option Agreement, dated as of December 1, 1998, between the Company and AGIA.

                  *10.2 Registration Rights Agreement, dated as of December 1, 1998, between the Company and AGIA.

                  **27     Financial Data Schedules.


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* filed herewith
** to be filed in an amendment




                [Remainder of this Page Intentionally Left Blank]


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                                   SIGNATURES

                  Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                       INSPIRE INSURANCE SOLUTIONS, INC.



                                       By: /s/  WILLIAM J. SMITH, III
                                          --------------------------------------
                                                William J. Smith, III
                                                 President and Chief
                                                 Operating Officer



Dated: December 14, 1998


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                                  EXHIBIT INDEX


Exhibit
Number                     Description
------                     -----------
*2.1                       Stock Purchase Agreement, dated as of October 29,
                           1998, by and among the Company, ACM and the
                           Shareholders signatory thereto. A list identifying
                           the contents of the Schedules to the Stock Purchase
                           Agreement is attached.

*2.2                       Asset Purchase Agreement, dated as of October 29,
                           1998, by and between the Company and AGIA. A list identifying the contents of the Schedules to the Asset Purchase Agreement is attached.

*10.1 Option Agreement, dated as of December 1, 1998, between the Company and AGIA.

*10.2                      Registration Rights Agreement, dated as of December
                           1, 1998,  between the Company and AGIA.

**27                       Financial Data Schedules.


---------------------------

*       filed herewith
**      to be filed in an amendment


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